UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2023

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2023, Novavax, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its advanced purchase agreement (the “Advanced Purchase Agreement”) with His Majesty the King in right of Canada, as represented by the Minister of Public Works and Government Services, as successor in interest to Her Majesty the Queen in right of Canada, as represented by the Minister of Public Works and Government Services (the “Customer”), dated January 19, 2021.

Pursuant to the Amendment, the parties revised Customer’s previous commitment by (i) forfeiting certain doses of the Company’s vaccine for the SARS CoV-2 virus (the “Vaccine”) previously scheduled for delivery, (ii) reducing the amount of Vaccine doses due for delivery, (iii) revising the delivery schedule for the remaining Vaccine doses to be delivered, and (iv) requiring use of the Biologics Manufacturing Centre (“BMC”) Inc. to produce bulk antigen for Vaccine doses in 2024 and 2025. In connection with the forfeiture of Vaccine doses, the Customer agreed to pay a total payment amount of $349.6 million to the Company in two equal installments in 2023, which total amount equals the remaining balance owed by the Customer with respect to such forfeited Vaccine doses. The first installment is payable upon execution of the Amendment and the second installment is contingent and payable upon Company’s delivery of Vaccine doses in the second half of 2023. Customer may terminate the Advanced Purchase Agreement if the Company fails to achieve regulatory approval for use of BMC for Vaccine production on or before December 31, 2024. The Amendment maintained the total contract value of the original Advanced Purchase Agreement.

Pursuant to the Amendment, the Company and Customer will endeavor to expand its previously agreed in-country commitment to Customer and to further partner to provide health, economic, and future pandemic preparedness benefits to Canada, which value may be provided through a number of activities, including without limitation, capital investments, the performance of activities or services, or the provision of technology or intellectual property licenses. Further, the parties will endeavor to enter into a memorandum of understanding (the “Invest In Canada MOU”) to illustrate the Company’s ability to deliver such benefits over a 15 year period with an aggregate value of not less than 100% of the amount remaining to be paid under the Amendment and ultimately received by the Company. The Company agrees to hold $20 million in escrow for the benefit of the Customer, which amount is Customer’s sole recourse in the event of non-performance under the Invest In Canada MOU.

The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: July 7, 2023	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary